EXHIBIT 10.3

                        FORM OF INDEMNIFICATION AGREEMENT
                      BETWEEN REGISTRANT AND ITS DIRECTORS

         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is executed as of ______________, 1998, by and between Nichols Research Corporation, a Delaware Corporation ("Nichols") and Director, a director, officer or representative (as hereinafter defined) of Nichols (the "Indemnitee").

RECITALS:

         Nichols and the Indemnitee are each aware of the exposure to litigation of officers, directors and representatives of Nichols as such persons exercise their duties to Nichols. Nichols and the Indemnitee are also aware of conditions in the insurance industry that have affected and may continue to affect Nichols' ability to obtain appropriate directors' and officers' liability insurance on an economically acceptable basis. Nichols desires to continue to benefit from the services of highly qualified, experienced and otherwise competent persons such as the Indemnitee; the Indemnitee desires to serve or to continue to serve Nichols as a director or an officer, or as a director, officer or trustee of another corporation, joint venture, trust or other enterprise in which Nichols has a direct or indirect ownership interest, for so long as Nichols continues to provide on an acceptable basis adequate and reliable indemnification against certain liabilities and expenses that may be incurred by the Indemnitee.

AGREEMENT:

         In consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. INDEMNIFICATION. Subject to the terms of this Agreement, Nichols shall indemnify the Indemnitee with respect to his activities as a director or officer of Nichols and/or as a person who is serving or has served on behalf of Nichols ("representative") as a director, officer, or trustee of another corporation, joint venture, trust or other enterprise, domestic or foreign, in which Nichols has a direct or indirect ownership interest (an "affiliated entity") against expenses (including, without limitation, attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him or her ("Expenses") in connection with any claim against Indemnitee which is the subject of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal (a "Proceeding"), to which Indemnitee was, is, or is threatened to be made a party by reason of facts which include Indemnitee's being or having been such a director, officer or representative, to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

         (a) The benefits provided by the Certificate of Incorporation, or Bylaws or their equivalent of Nichols in effect at the time Expenses are incurred by Indemnitee;

         (b) The benefits allowable under Delaware law in effect at the date hereof;

         (c) The benefits allowable under the law of the jurisdiction under which Nichols exists at the time Expenses are incurred by the Indemnitee;

         (d) The benefits available under liability insurance obtained by Nichols;

         (e) Such other benefits as are or may be otherwise available to Indemnitee.

Combination of two or more of the benefits provided by (a) through (e) shall be available to the extent that the Applicable Document, as hereafter defined, does not require that the benefits provided therein be exclusive of other benefits. The document or law providing for the benefits listed in items (a) through (e) is defined as the "Applicable Document". Nichols hereby undertakes to use its best efforts to assist Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under items (a) through (g) above.

         For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans for employees of Nichols or of any affiliated entity without regard to ownership of such plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan. References to "serving on behalf of Nichols" shall include any service as a director, officer, employee or agent of Nichols which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries. References to the masculine shall include the feminine; references to the singular shall include the plural and vice versa. If the Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, he shall be deemed to have acted in a manner consistent with the standards required for indemnification by Nichols under the Applicable Documents.

2. INSURANCE. Nichols shall maintain directors' and officers' liability insurance for so long as Indemnitee's services are covered hereunder, provided and only to the extent that such insurance is available in amounts and on terms and conditions determined by Nichols to be acceptable. However, Nichols agrees that the provisions of this agreement shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by Nichols, except that any payments in fact made to Indemnitee under an insurance policy obtained or retained by Nichols shall reduce the obligation of Nichols to make payments hereunder by the amount of the payments made under any such insurance policy.

3. PAYMENT OF EXPENSES. At Indemnitee's request, Nichols shall pay the Expenses as and when incurred by Indemnitee, but only after receipt of written notice pursuant to Section 5 of this agreement and an undertaking by or on behalf of Indemnitee to repay such amounts so paid on Indemnitee's behalf if it shall ultimately be determined under the Applicable Document that Indemnitee is not entitled to be indemnified by Nichols for such Expenses. The portion of Expenses that represents attorneys' fees and other costs incurred in defending any Proceeding shall be paid by Nichols within thirty (30) days of Nichols' receipt of such request, together with reasonable documentation (consistent, in the case of attorneys' fees, with Nichols' practice in payment of legal fees for outside counsel generally) evidencing the amount and nature of such Expenses, subject to its having received such a notice and undertaking.

4. ADDITIONAL RIGHTS. The indemnification provided in this Agreement shall not be exclusive of any other indemnification or right to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as an officer, director or representative as described in Section 1 above with respect to Proceedings relating to or arising out of Indemnitee's acts or omissions during his service in such position.

5. NOTICE TO NICHOLS. Indemnitee shall provide to Nichols prompt written notice of any Proceeding brought, threatened, asserted or commenced against Indemnitee with respect to which Indemnitee may assert a right to indemnification hereunder, provided that failure to provide such notice shall not in any way limit Indemnitee's rights under this Agreement.

6. COOPERATION IN DEFENSE AND SETTLEMENT. Indemnitee shall not make any admission or effect any settlement of any Proceeding without Nichols' written consent unless Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement. Nichols shall not settle any Proceeding to which Indemnitee is a party in any manner which would impose any Expense on Indemnitee without his written consent. Neither Indemnitee nor Nichols will unreasonably withhold consent to any proposed settlement. Indemnitee and Nichols shall cooperate to the extent reasonably possible with each other and with Nichols' insurers, in attempts to defend or settle such Proceeding.

7. ASSUMPTION OF DEFENSE. Except as otherwise provided below, to the extent that it may wish, Nichols jointly with any other indemnifying party similarly notified will be entitled to assume Indemnitee's defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and Nichols. After notice from Nichols to Indemnitee of Nichols' election to assume such defense, Nichols will not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Nichols of its assumption of the defense thereof shall be at Indemnitee's expense unless:

         (a) The employment of counsel by Indemnitee has been authorized by Nichols;

         (b) Counsel employed by Nichols initially is unacceptable or later becomes unacceptable to Indemnitee and such unacceptability is reasonable under then existing circumstances;

         (c) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and Nichols in the conduct of the defense of such Proceeding; or

         (d) Nichols shall not have employed counsel promptly to assume the defense of such Proceeding.

In each of these cases the fees and expenses of counsel shall be at the expense of Nichols and subject to payment pursuant to this Agreement. Nichols shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of Nichols or as to which Indemnitee shall have made either of the conclusions provided for in clauses (b) or (c) above.

8. ENFORCEMENT. In the event that any dispute or controversy shall arise under this Agreement between Indemnitee and Nichols with respect to whether the Indemnitee is entitled to indemnification in connection with any Proceeding or with respect to the amount of Expenses incurred, then with respect to each such dispute or controversy Indemnitee may seek to enforce the Agreement through legal action or, at Indemnitee's sole option and written request, through arbitration. If arbitration is requested, such dispute or controversy shall be submitted by the parties to binding arbitration in the City of Huntsville, Alabama, before a single arbitrator agreeable to both parties. If the parties cannot agree on a designated arbitrator within 15 days after arbitration is requested in writing by Indemnitee, the arbitration shall proceed in the City of Huntsville, Alabama, before an arbitrator appointed by the American Arbitration Association. In either case, the arbitration proceeding shall commence promptly under the rules then in effect of that Association. The arbitrator agreed to by the parties or appointed by that Association shall be an attorney other than an attorney who has been or is associated with a firm having associated with it an attorney who has been retained by or performed services for Nichols or Indemnitee at any time during the five years preceding the commencement of arbitration. The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof. The prevailing party shall be entitled to prompt reimbursement of any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with such legal action or arbitration; provided that Indemnitee shall not be obligated to reimburse Nichols unless the arbitrator or court which resolves the dispute determines that Indemnitee acted in bad faith in bringing such action or arbitration.

9. EXCLUSIONS. Notwithstanding the scope of indemnification which may be available to Indemnitee from time to time under any Applicable Document, no indemnification, reimbursement or payment shall be required of Nichols hereunder with respect to:

         (a) Any claim or any part thereof as to which Indemnitee shall have been adjudged by a court of competent jurisdiction from which no appeal is or can be taken to have acted in willful misfeasance, or willful disregard of his duties, except to the extent that such court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper;

         (b) Any claim or any part thereof arising under Section 16(b) of the Securities Exchange Act of 1934 pursuant to which Indemnitee shall be obligated to pay any penalty, fine, settlement or judgment;

         (c) Any obligation of Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal gain, profit or advantage to which he was not entitled; or

         (d) Any Proceeding initiated by Indemnitee without the consent or authorization of the Board of Directors of Nichols, provided that this exclusion shall not apply with respect to any claims brought by Indemnitee to enforce his rights under this Agreement or in any Proceeding initiated by another person or entity whether or not such claims were brought by Indemnitee against a person or entity who was otherwise a party to such Proceeding.

Nothing in this Section 9 shall eliminate or diminish Nichols' obligations to advance that portion of Indemnitee's Expenses which represent attorneys' fees and other costs incurred in defending any Proceeding pursuant to Section 3 of this Agreement.

10. EXTRAORDINARY TRANSACTIONS. Nichols' covenants and agrees that, in the event of any merger, consolidation or reorganization in which Nichols is not the surviving entity, any sale of all or substantially all of the assets of Nichols or any liquidation of Nichols(each such event is hereinafter referred to as an "Extraordinary Transaction"), Nichols shall:

         (a) Have the obligations of Nichols under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such Extraordinary Transaction; or

         (b) Otherwise adequately provide for the satisfaction of the Company's obligations under this Agreement, in a manner acceptable to Indemnitee.

11. NO PERSONAL LIABILITY. Indemnitee agrees that neither the directors nor any officer, employee, representative or agent of Nichols shall be personally liable for the satisfaction of Nichols' obligations under this Agreement, and Indemnitee shall look solely to the assets of Nichols for satisfaction of any claims hereunder.

12. SEVERABILITY. If any provision, phrase, or other portion of this Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

13. SUBROGATION. In the event of any payment under this Agreement, Nichols shall be subrogated to the extent thereof to all rights to indemnification or reimbursement against any insurer or other entity or person vested in the Indemnitee, who shall execute all instruments and take all other actions as shall be reasonably necessary for Nichols to enforce such rights.

14. GOVERNING LAW. The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Alabama.

15. NOTICES. All notices, billings, requests, demands, approvals, consents, and other communications which are required or may be given under this Agreement shall be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties at their respective addresses set forth below:

         IF TO NICHOLS:                           IF TO INDEMNITEE:
         Patsy L. Hattox                          {{Director}}
         Nichols Research Corporation             Nichols Research Corporation
         4090 South Memorial Parkway              4090 South Memorial Parkway
         Huntsville, AL  35801                    Huntsville, AL  35801

or to such other or further address as shall be designated from time to time by the Indemnitee or Nichols to the other.

16. TERMINATION. This Agreement may be terminated by either party upon not less than ninety (90) days prior written notice delivered to the other party, but termination shall not in any way diminish the obligations of Nichols hereunder with respect to Indemnitee's activities prior to the effective date of termination.

17. AMENDMENTS AND BINDING EFFECT. This Agreement and the rights and duties of Indemnitee and Nichols hereunder may not be amended, modified or terminated except by written instrument signed and delivered by the parties hereto. This Agreement is and shall be binding upon and shall inure to the benefits of the parties thereto and their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement in triplicate as of the date first above written.

                                    Nichols Research Corporation


                                     By: ___________________
                                         Michael J. Mruz
                                         Chief Executive Officer



                                      Indemnitee

                                     By: _________________________
                                         Title:  Director



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